CERTIFICATION OF

PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER

PURSUANT TO SECTION 302(a) OF THE SARBANES-OXLEY ACT OF 2002

      I, Michael Lieber, the Chief Executive Officer and the Chief Financial Officer of Charleston Basics, Inc. (the “Company”), certify that:

      1.  I have reviewed this Annual Report on Form 10-K of the Company for the year ended March 31, 2008 (this “Report”);

      2.  Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report;

      3.  Based on my knowledge, the financial statements, and other financial information included in this Report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this Report;

      4.  I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Company and have:

            a.  Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the
Company, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this Report is being prepared;

            b.  Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under my supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

            c.  Evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in this Report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this Report based on such evaluation; and

            d.  Disclosed in this Report any change in the Company’s internal control over financial reporting that occurred during the Company’s fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and

      5.  I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of the Company’s board of directors (or persons performing the equivalent functions):

            a.  All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and

            b.     Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

CHARLESTON BASICS, INC.

Date: June 25th, 2008	By:	/s/ Michael Lieber
	Name:	Michael Lieber
	Title:	Chief Executive Officer, Chief Financial Officer and Director (Principal Executive, Financial and Accounting Officer)